UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

PEARTRACK SECURITY SYSTEMS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-3900 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “PearTrack” mean PearTrack Security Systems, Inc., a Nevada corporation, and its wholly owned subsidiaries, PearTrack Systems Group, Ltd., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Effective February 20, 2015, pursuant to a resolution of the Board of Directors (the “Board”), the number of seats on the Board was increased to nine (9) members.  Further, Mr. Philip J. Woolas was appointed as a Board member, to serve until the next annual meeting of the shareholders and/or until his successor is duly appointed.

Philip J. Woolas

Mr. Woolas, age 55, is a principal and co-founder of Wellington Street Partners, Ltd., a political and business consultancy firm headquartered in the United Kingdom.  Prior to his position with Wellington, Mr. Woolas was the Labor Member of Parliament for 13 years, holding the seat of Oldham East & Saddleworth. He also served as Parliamentary Private Secretary to the Minister of State for Transport, Lord Commissioner of the Treasury, deputy leader of the House of Commons, Minister of State for Local Government and Regeneration, Minister of State for Civil Contingency, Minister of State for Environment, and Minister of State for Immigration and Customs. Mr. Woolas also served as Minister for the North West of England, and was a leading member of the Tony Blair and Gordon Brown Governments.

Prior to his time in Parliament, in 1984 Mr. Woolas was President of the United Kingdom National Union of Students and went on to a successful career in television where he worked initially as a researcher and investigative journalist for ITV and subsequently as a producer for BBC Newsnight and Channel Four News. He then entered politics as Head of Communications and Campaigns for the GMB trade union. He has also published numerous articles and essays and is a Fellow of the Royal Society of Arts.

Mr. Woolas is qualified to be a director of the Company because of his extensive experience in business in a multitude of different capacities in both the United States and the United Kingdom.

Family Relationships

There are no family relationships with Mr. Woolas or any of our other directors and officers.

Certain Related Transactions and Relationships

The Company has not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Mr. Woolas has had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEARTRACK SECURITY SYSTEMS, INC.

Date: February 24, 2015	/s/ Edward W. Withrow, Jr.
By: Edward W. Withrow, Jr.
Its: President and Chief Executive Officer